Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

In connection with the quarterly report of First Citizens Bancshares, Inc. (the “Company”) on Form 10‑Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey D. Agee, as Chief Executive Officer of the Company, and Laura Beth Butler, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jeffrey D. Agee
Jeffrey D. Agee
Chief Executive Officer and President
By:	/s/ Laura Beth Butler
Laura Beth Butler
Executive Vice President, Chief Financial Officer and Secretary

Date: November 10, 2014